Exhibit 21.1

(5-31-2017)

Company Name	Place of Incorporation
AD Fire Protection Systems Inc.	Canada
Agpro (N.Z.) Limited	New Zealand
Alteco Technik GmbH	Germany
API S.p.A.	Italy
Bomat, Inc.	Delaware (USA)
Bondex International, Inc.	Delaware (USA)
Carboline (Dalian) Paint Company Ltd.	China
Carboline Company	Delaware (USA)
Carboline Italia S.p.A.	Italy
Carboline Norge AS	Norway
CFM Consolidated, Inc.	Washington (USA)
Citadel Restoration and Repair, Inc.	Minnesota (USA)
Dane Color UK Limited	England & Wales
DAP Brands Company	Delaware (USA)
DAP Foam, Inc.	Delaware (USA)
DAP Holdings, LLC	Delaware (USA)
DAP Products Inc.	Delaware (USA)
Day-Glo Color Corp.	Ohio (USA)
Dri-Eaz Products, Inc.	Washington (USA)
Dryvit Holdings, Inc.	Delaware (USA)
Dryvit Systems Inc.	Rhode Island (USA)
Euclid Admixture Canada Inc.	Canada
F T Morrell and Company Limited	England & Wales
F.T. Morrell (Ireland) Limited	Ireland
Failsafe Metering International Limited	England & Wales
Fibergrate Composite Structures Incorporated	Delaware (USA)
Finishworks, Inc.	Ohio (USA)
Finishworks, L.L.C.	Indiana (USA)
First Continental Services Co.	Vermont (USA)
Flowcrete (Hong Kong) Limited	Hong Kong
Flowcrete Asia Sdn. Bhd.	Malaysia
Flowcrete Europe Limited	England & Wales
Flowcrete Group Limited	England & Wales
Flowcrete International Ltd.	England & Wales
Flowcrete Norway AS	Norway
Flowcrete Sweden AB	Sweden
Flowcrete UK Ltd.	England & Wales
GJP Holdings Limited	England & Wales
Guardian Protection Products, Inc.	Delaware (USA)
HiChem Paint Technologies Pty. Limited	Australia
Holton Food Products Company	Illinois (USA)
Hummervoll Industribelegg AS	Norway

Company Name	Place of Incorporation
II Rep-Z, Inc.	Pennsylvania (USA)
Kirker Enterprises, Inc.	Delaware (USA)
Kirker Europe Limited	Scotland
Kop-Coat New Zealand Limited	New Zealand
Kop-Coat, Inc.	Ohio (USA)
Krud Kutter, Inc.	Georgia (USA)
LBG Holdings, Inc.	Delaware (USA)
Mantrose-Haeuser Co., Inc.	Massachusetts (USA)
Martin Mathys NV	Belgium
Morrells Woodfinishes Limited	England & Wales
NatureSeal, Inc. (83% JV)	Delaware (USA)
New Ventures (UK) Limited	England & Wales
New Ventures II (UK) Limited	England & Wales
NMBFil, Inc.	Ohio (USA)
Pipeline and Drainage Systems Limited	England & Wales
Radiant Color NV	Belgium
RPM Canada Company	Canada
RPM Canada Investment Company	Canada
RPM Canada, a General Partnership	Canada
RPM CH, G.P.	Delaware (USA)
RPM Consumer Holding Company	Delaware (USA)
RPM Enterprises, Inc.	Delaware (USA)
RPM Europe Holdco B.V.	Netherlands
RPM Funding Corporation	Delaware (USA)
RPM Holdco Corp.	Delaware (USA)
RPM Industrial Holding Company	Delaware (USA)
RPM International Inc.	Delaware (USA)
RPM Ireland Finance Designated Activity	England & Wales
RPM Ireland IP Limited	Ireland
RPM Lux Enterprises S.ar.l.	Luxembourg
RPM Lux Holdco S.ar.l.	Luxembourg
RPM New Horizons Belgium SCRL	Belgium
RPM New Horizons C.V.	Netherlands
RPM New Horizons Italy S.r.l.	Italy
RPM New Horizons Netherlands B.V.	Netherlands
RPM New Horizons Spain, S.L.U.	Spain
RPM Nova Scotia ULC	Canada
RPM Performance Coatings Group, Inc.	Delaware (USA)
RPM Ventures C.V.	Netherlands
RPM Ventures Ireland Designated Activity Company	Ireland
RPM Ventures Netherlands B.V.	Netherlands
RPM WFG Finishworks Holdings, Inc.	Nevada (USA)
RPM Wood Finishes Group, Inc.	Nevada (USA)
RPOW France S.A.S.	France
RPOW UK Limited	England & Wales
Rust-Oleum Argentina S.A.	Argentina
Rust-Oleum Brands Company	Delaware (USA)
Rust-Oleum Corporation	Delaware (USA)

Company Name	Place of Incorporation
Rust-Oleum International, LLC	Delaware (USA)
Rust-Oleum Netherlands BV	Netherlands
Skagit Northwest Holdings, Inc.	Washington (USA)
Specialty Polymer Coatings, Inc.	Canada
Specialty Products Holding Corp.	Ohio (USA)
SPS B.V.	Netherlands
Star Holding AS	Norway
StonCor Africa (Proprietary) Ltd.	South Africa
StonCor Corrosion Specialists Group Ltda.	Brazil
StonCor Deutschland GmbH	Germany
StonCor Group Inc.	Delaware (USA)
StonCor South Cone S.A.	Argentina
TCI, Inc.	Georgia (USA)
Tevco Enterprises, Inc.	New Jersey (USA)
The Euclid Chemical Company	Ohio (USA)
Tor Coatings Limited	England & Wales
Toxement, S.A.	Colombia
Tremco Barrier Solutions, Inc.	Delaware (USA)
Tremco Holdings, Inc.	Delaware (USA)
Tremco illbruck Dis, Ticaret A.S.	Turkey
Tremco illbruck Group GmbH	Germany
Tremco illbruck Limited	England & Wales
Tremco illbruck Productie B.V.	Netherlands
Tremco illbruck Production SAS	France
Tremco illbruck Produktion GmbH	Germany
Tremco illbruck SAS	France
Tremco Incorporated	Ohio (USA)
Universal Sealants (U.K.) Limited	England & Wales
Vandex Holding AG	Switzerland
Viapol Ltda.	Brazil
Watco UK Limited	England & Wales
Weatherproofing Technologies, Inc.	Delaware (USA)
Zinsser Brands Company	Delaware (USA)